Exhibit 77(q)(1)

                                    Exhibits

(a)(1) Articles of Amendment effective August 14, 2004 with regard to the dissolution of ING Bond Fund previously filed as an Exhibit to the Post-Effective Amendment No. 75 to the Registrant's Registration Statement on Form N-1A on May 20, 2005 and incorporated herein by reference.

(a)(2) Plan of Liquidation and Dissolution of ING Classic Principal Protection Fund I effective October 6, 2004 previously filed as an Exhibit to the Post-Effective Amendment No. 74 to the Registrant's Registration Statement on Form N-1A on February 25, 2005 and incorporated herein by reference.

(a)(3) Articles of Amendment effective October 13, 2004 with regard to the dissolution of the ING Classic Principal Protection Fund I previously filed as an Exhibit to the Post-Effective Amendment No. 74 to the Registrant's Registration Statement on Form N-1A on February 25, 2005 and incorporated herein by reference.

(a)(4) Plan of Liquidation and Dissolution of ING Classic Principal Protection Fund II effective December 20, 2004 previously filed as an Exhibit to the Post-Effective Amendment No. 74 to the Registrant's Registration Statement on Form N-1A on February 25, 2005 and incorporated herein by reference.

(a)(5) Articles of Amendment effective December 31, 2004 with regard to the dissolution of ING Classic Principal Protection Fund II filed herein.